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On November 10, 2025, the following presentation was posted by Cracker Barrel Old Country Store, Inc. (the “Company”) to its proxy solicitation campaign website at www.crackerbarrelshareholders.com (the “Campaign Website”).

NOVEMBER 2025 FOCUSED ON LONG-TERM SUSTAINABLE GROWTH AND PROFIT TO DRIVE VALUE CREATION

Forward Looking Statements 2 Forward-Looking Statements Except for specific historical information, certain of the matters discussed in this communication may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Important Additional Information and Where to Find It On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com. Participants Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph. Third Party Information Certain information contained in this communication includes data or information that has been obtained from or is based upon information from third party sources or publicly available filings made by third parties with the SEC. Although the information is believed to be reliable, neither Cracker Barrel nor its agents have independently verified the accuracy, currency, or completeness of any of the information from third party sources referred to in this presentation or ascertained from the underlying economic assumptions relied upon by such third party sources. Cracker Barrel and its agents disclaim any responsibility or liability whatsoever in respect of any such information derived from such third party sources. Non-GAAP Financial Measures This communication contains certain non-GAAP financial measures, such as adjusted EBITDA. Such non-GAAP financial measures are not prepared in accordance with GAAP and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results. In addition, such non-GAAP financial measures may not be calculated in the same manner as similarly titled non-GAAP financial measures presented by other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the Appendix to this communication.

Introduction Following a comprehensive review in late 2023 and early 2024, Cracker Barrel’s Board and Leadership Team developed a plan that outlined necessary initiatives to unlock the value inherent in our brand. The plan was working and delivered meaningful gains in traffic, sales, and profitability in FY 2025. In August, the Company encountered challenges related to a new logo and a more modern store design that was part of a broader remodel test program. We quickly responded – taking in guest feedback and making necessary changes while continuing to honor Cracker Barrel's heritage. Meanwhile, our Board and Leadership Team are working diligently in the best interests of shareholders to return Cracker Barrel to the momentum and positive trajectory of FY 2025. We ask for your support of EACH OF THE BOARD’S 10 NOMINEES who we believe are best positioned to restore our momentum through the resumed execution of Cracker Barrel's plan to deliver growth, profitability, and shareholder value creation. Sardar Biglari has used his companies’ social media channels to amplify criticism of Cracker Barrel and we believe he is continuing to make false and misleading claims that further disrupt the business to advance his own interests. In addition, Mr. Biglari has once again launched a costly and distracting proxy contest against the Company. 3

EXECUTIVE SUMMARY 1 Cracker Barrel is a beloved American brand with tremendous potential and a differentiated value proposition. 2 Cracker Barrel is executing a plan that has delivered results. 3 The Company is focused on returning to the momentum and positive trajectory of FY 2025. 4 Mr. Biglari has a long history of disruptive, failed campaigns at Cracker Barrel and we believe he is continuing to make false and misleading statements to prolong distraction, further disrupt the business, and advance his own interests. 5 The Cracker Barrel Board is addressing shareholder feedback to protect the Company from costly abuse of the proxy system while maintaining the highest standards of corporate governance. 6 The Cracker Barrel Board is highly qualified, engaged, and committed to serving the best interests of ALL shareholders. 4

Cracker Barrel is a beloved American brand with tremendous potential and a differentiated value proposition. 1 5

Cracker Barrel at a Glance 6 The ‘front porch’ of America Source: Public filings and company website as of November 2025. 56 YEAR HISTORY as America’s home away from home AMERICAN STAPLE that is well-known and recognized nationwide PASSIONATE CUSTOMER BASE with many millions of guests served per year EVERYDAY VALUE that brings folks in — $15.23 average check in FY 2025 9+ MILLION registered loyalty program members HIGHLY EXPERIENTIAL BRAND combining dining experience with nostalgic country store atmosphere 100% COMPANY-OWNED units; no franchisees MANY LOCATIONS ALONG INTERSTATE TRAVEL CORRIDORS COMPLEX RETAIL VERTICAL integrated across sourcing, buying, logistics, and warehousing

FY 2025 Cracker Barrel by the Numbers 1 7 Revenue +2.2% YoY $3.48B Net Income +30.9% YoY $46M Adjusted EBITDA2 +9.0% YoY Source: Public filings and company website as of November 2025. $224M 1. Year over year comparisons have been adjusted to exclude the impact of the 53rd week in the prior year period. The percentage increase in FY 2025 as compared to FY 2024 for revenue, net income, and adjusted EBITDA, including the impact of the 53rd week in FY 2024, was 0.4%, 13.3% and 6.0%, respectively. 2. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation. 43 States 77K Employees in the U.S. 657 Stores 20% Off-Premise Channel Sales as % of Restaurant Sales 19% Retail Sales as % of Total Sales

We were, and are, committed to keeping what makes Cracker Barrel special. We intend for Uncle Herschel and our ‘Old Timer’ to always be a part of the Cracker Barrel story. We are always going to keep the things people love about our stores – rocking chairs on the porch, our fireplaces and peg games, unique treasures in our gift shop, and antiques pulled straight from our warehouses in Lebanon, Tennessee. Facts About Our Logo Change and Remodel Test Program 8 LOGO CHANGE STORE REMODELS The intention behind evolving our logo was to make it: • Simpler; • Digitally-native; • Easier to print and embroider on merchandise; and • Easier to read on billboards. It was not an effort to deviate from our heritage. • Over two years, with a test and learn mindset, we invested $23M in 62 remodels (less than 10% of restaurants in the system). • We tested elements including paint colors, lighting, sound, décor, seating, etc. • We piloted 4 stores with a more modern design. • Listening to feedback from our guests, we are reverting the 4 more modern test design locations to ‘Old Timer’ signage and more traditional interiors. Source: Public filings and company website as of November 2025. Nothing Ideological About Them

Reaction to New Logo and More Modern Test Remodels was Recast as Ideological and Amplified in Unanticipated and Extraordinary Ways on Social Media Channels and by National Media Outlets 9 • We acknowledge that we misstepped with our launch of a new logo and the testing of a more modern design. • We listened to our guests' feedback and responded quickly — returning to our former logo and confirming that the more modern test remodels would not continue. • The true passion and feelings for our brand expressed by many of our guests were seized upon by others making inaccurate assertions about the Company’s leadership and our intentions behind the logo and remodels, with those assertions amplified on social media channels and by multiple national media outlets in extraordinary ways. “But a disproportionate share of the social - media chatter that fed the news cycle about Cracker Barrel’s logo was driven by bots on X, according to PeakMetrics, which works with the U.S. Air Force to identify sources of foreign misinformation, as well as Cyabra, an Israeli disinformation - detection firm.” Bot Networks Are Helping Drag Consumer Brands Into the Culture Wars

Total Capex $159M Facts About Our Capital Expenditures 60% 35% 5% Store Maintenance Technology & Strategic Initiatives New Stores Total Capex $135M – $150M FY 2025 Capex Source: Company earnings call of September 18, 2025, public filings, and company website as of November 2025. FY 2026 Estimated Capex $105M (66%) $20M (13%) $19M (12%) $15M (9%) Store Maintenance Remodels Techonology & Strategic Initiatives New Stores Technology & Strategic Initiatives Our remodel program was just one element of our multi-year capex plan, and the plan was to test and learn, and only invest at scale based on attractive ROI. 10

We Listened to Our Guests and Acted Swiftly 11 When our guests spoke up about the logo and remodels, we listened carefully to their feedback and took action by: • Restoring our ‘Old Timer’ logo; • Pausing our store remodels; and • Launching Front Porch Feedback; our guest platform for gathering real-time visit feedback. While our logo and remodels made headlines, our bigger focus remains in the kitchen, on our guests’ plates, and on enhancing the guest experience. We are moving forward with the elements of our plan that have been working, but always with our heritage at heart.

Cracker Barrel is executing a plan that has delivered results. 2 12

13 In 2023, the Board and Leadership Team Recognized a Need for Change Casual dining trends, cost structures, and consumer behaviors had evolved, driving the need for investments in our business. The Board and Leadership Team undertook a comprehensive, data-driven review of our business, which provided key insights: Reinforced Strengths: Cracker Barrel’s strong value proposition still resonated; and Identified Core Opportunities: There were addressable areas of opportunity to drive improved traffic and profitability: speed, value, food quality, menu, and atmosphere. Source: Public filings and company website as of November 2025. It has always been clear that Cracker Barrel is beloved and can be reinvigorated.

The Board and Leadership Team’s Multi-Year Plan 14 Tech Modernization Transformation System Margin Optimization Testing 3 IMPERATIVES 5 PILLARS 4 ENABLERS Drive Relevancy (Gain Market Share) Deliver Food & Experience That Guests Love Grow Profitability Refine the Brand Enhance the Menu Evolve the Store & Guest Experience Win In Digital & Off-Premise Elevate the Employee Experience

The Board and Leadership Team Advanced Initiatives Across the Plan… 15 Menu of the Future Menu Management / Back-of-House Optimization Strategic Pricing Execution Excellence Refresh the Estate Next Gen Format Transform Retail Customer Activation & Loyalty Category Leading Delivery / To-Go Catering Reset Brand Refresh Ignite Cracker Barrel Fandom Employee Value Proposition Modernized Training and Tools Transformed Manager Experience Elevated Guest Journey = Completed Cracker Barrel plan priorities largely remain intact. Refine the Brand Enhance the Menu Evolve the Store & Guest Experience Win In Digital & Off-Premise Elevate the Employee Experience

REVENUE NET INCOME ADJUSTED EBITDA2 …Which Demonstrated Momentum and Delivered Encouraging Results in FY 20251 16 $206M $224M 2024 2025 +9.0% $35M $46M 2024 2025 +30.9% $3.41B $3.48B 2024 2025 +2.2% Source: Public filings and company website as of November 2025. 1. FY 2025 revenue, net income, and adjusted EBITDA, as well as year over year comparisons, have been adjusted to exclude the impact of the 53rd week in FY 2024. Actual FY 2024 revenue, net income and adjusted EBITDA, including the impact of the 53rd week in FY 2024, was $3.47 billion, $40.9 million and $211.6 million, respectively. 2. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

Delivered Five Consecutive Quarters of Positive Comparable Store Restaurant Sales Growth Through Q4 FY 2025 17 -0.5% 1.2% -1.5% 0.4% 2.9% 4.7% 1.0% 5.4% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Source: Public filings and company website as of November 2025.

Significant Growth in Loyalty Members Since Program Launch 18 1.4M 3.4M 4.6M 5.6M 6.3M 7.2M 8.0M 9.0M Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025

BRAND
Cracker Barrel
OLD COUNTRY STORE
Cracker Barrel
400
CHRISTMAS
STAR
SWEEPSTAKES
Hallmark
CHANNEL
Cracker Barrel

We deeply value the powerful emotional connection our guests have to our brand and the tradition and nostalgia it represents. We are committed to honoring our heritage and legacy as we drive growth for the future.

- ✓ **Instituted an evolved, smarter media mix, and enhanced targeting strategy leveraging data to deliver business growth.**
- ✓ **Built a sophisticated Public Relations & Social Media capability comprising paid, organic, and creator efforts.**
- ✓ **Launched hero brand partnerships that align with target guests. Examples include:**
    - Cracker Barrel 400: Race weekend delivered 283M+ impressions and $11.5M in media value, driven by national broadcast, news coverage, and on-site visibility.
        - Cracker Barrel's brand reached coast-to-coast via 12 NASCAR events, social media activations, and fan engagement, sustaining momentum throughout the season.
        - Targeted regional efforts at 10 tracks boosted store traffic, connecting with loyal and new NASCAR fans through immersive brand experiences.
    - Hallmark: drove 300M multi-channel impressions, 396K loyalty sweepstakes registrations, and 40 influencers representing 1.4M in reach.
    - College Football, CMT, and IndyCar.

19

We are continuing to improve our menu, adding new items and bringing back old favorites, while maintaining our focus in the kitchen and on our guests’ plates: serving generous portions of craveable food at fair prices. 20 ✓ Launched new menu innovations and reintroduced favorites that resonated with guests. • Introduced new menu items like Pot Roast and Hashbrown Casserole Shepherd's Pie. • Reintroduced heritage favorites including Campfire Meals and Chicken & Rice. – Campfire Meals drove first positive dinner traffic in three years in Q4 2025. ✓ Enhanced menu mix. • Introduced premium offerings, including Big Easy Steak & Shrimp, S’mores Skillet, and new appetizers like Onion Petals with our signature comeback sauce, and Cinnamon Roll Skillet. • Delivered 100 bps of favorable menu mix each quarter of FY 2025. ✓ Improved food quality and consistency with back-of-house optimization efforts. • Continuing to evolve processes and applying learnings from rollout of Phase 1. ✓ Adjusted pricing and value positioning. • Implemented strategic pricing optimization initiative that allowed us to successfully take 5.3% pricing in FY 2025 with strong flowthrough. • Value scores improved despite taking price. • Strengthened value proposition through barbell pricing strategy, which was further built out with pancake platters to develop pancake architecture. Source: Public filings and company website as of November 2025.

We are focused on operations, returning our stores to brand standards, undertaking a targeted, efficient approach to store maintenance, and effectively implementing guest feedback. 21 ✓ Made improvements in key operating and guest metrics most correlated with comparable store sales growth. • Seat-to-eat times improved 4% YoY in FY 2025. • Seat-to-pre-check times improved 4% YoY in FY 2025. • Implemented operational and training programs, like Effective Shift and Zone Management system-wide. ✓ Invested in necessary maintenance and repairs to bring stores to brand standards. • Invested $105M in FY 2025 in store maintenance and repairs, which includes baseline spending as well as defensive investments in key areas such as paint, parking lots, flooring, and restrooms. • Installed a facilities service ticket and management software package to respond, track, and manage store maintenance more effectively. ✓ Added robust guest feedback mechanisms and improved key guest journey experiences. • Within retail zones, tested improved navigation and slight lines, with less crowded fixtures, and made products easier to reach on shelves. • Improved pay-at-table features by adding additional payment methods including Google and Apple Pay. Source: Public filings and company website as of November 2025.

We are driving improvements in digital and off-premise by enhancing our off-premise metrics, delivering rewards to guests and providing robust data and insights to drive the business. 22 ✓ Significantly grew loyalty program ahead of projections. • Unique program where guests have ability to earn and redeem on both restaurant and retail purchases. • 9M+ registered Cracker Barrel Rewards members at the end of FY 2025, an increase of 3.4M in just one year. • Members account for 35%+ of tracked sales and disproportionally shop across retail, driving an even higher percentage of retail sales. • Deployed AI-driven offer engine which drove a mid-single-digit lift in average revenue per member compared to control. ✓ Substantially improved off-premise sales. • 3rd-party delivery missing item rate improved 4% in FY 2025 YoY. ✓ Improved catering performance and profitability. • Reset catering expectations in Q2, which led to greater profitability and better in-store execution and guest experience. • Enhancements were a key driver of the profitability growth in Q2. Source: Public filings and company website as of November 2025.

We are making efforts to ensure our people feel valued and giving them the tools they need to succeed and take even better care of our guests. 23 Source: Public filings and company website as of November 2025. ✓ Elevated workplace culture. • Improved hourly turnover by 19 percentage points over last two years. • Implemented foundational human capital management system with new capabilities unlocked in Workday, including IDP process, Full Talent Review. ✓ Upgraded training programs and resources. • FY 2025 new Core and Job-level competencies developed. • All hourly onboarding and training was streamlined and updated. • Created a taskforce focused on improving and empowering managers. • Best-in-class manager turnover of 21% for TTM ending FY 2025. • Implemented effective shift management in Q3 2025 to support manager upskill. • Created a new employee recognition portal for managers.

The Company is focused on returning to the momentum and positive trajectory of FY 2025. 3 24

We are Implementing Operational Initiatives to Address Feedback and Drive Better Experience 25 Demonstrated commitment to continuing to listen to guests. • Launched Front Porch Feedback, which gives our rewards members the opportunity after every visit to comment directly to our team on aspects of their visit; we are continuing to listen and action initiatives based on their valuable input. Implemented leadership and organizational structure changes to reinforce focus on food and guest experience. • Streamlined team and reduced layers within organization to allow Leadership Team to better support field operations. • Named 18-year Cracker Barrel veteran Doug Hisel SVP, Store Operations overseeing Field Operations and Operations Services, with a renewed emphasis on improving food and guest experience. Restoring kettle cooking and original recipes on core items. • Developed back-of-the-house training program in partnership with field to roll out process changes for biscuits and meatloaf that ensure these core items live up to our guests' memories and expectations. • Launched holiday menu focused on introducing new seasonal items alongside renewed commitment to kettle cooking. • Accelerated testing on other core item improvements. Reinforced focus on country hospitality and operational excellence. • Implemented our new service principles, the ‘Herschel Way’ building on the updated service standards we introduced in Q3 of FY 2025 and aligning our team members to consistently deliver exceptional guest experiences.

We are Implementing Brand Initiatives to Celebrate Heritage and Traditions and Invite Guests to Return 26 Quickly initiated efforts to dispel concerns driven by false statements online and reassure guests that our values remain unchanged. • Launched ‘We Hear You’ website page. • Created and posted video content on social media related to restoring ‘Old Timer’ logo, reverting the 4 more modern test design restaurant locations to ‘Old Timer’ signage and more traditional interiors, and instituting process changes to biscuits. Reinvited guests to dine in by introducing ownable short term traffic drivers that generated enthusiasm. • Quickly launched promotions like BOGO Sunrise Pancake Special and BOGO Old Timer’s Breakfast. • Brought ‘All You Can Eat’ National Pancake Day promotion to market and built off of this with ‘Pancake Bloctober’ promotion. Executed new values -driven marketing, advertising, and social media initiatives, leaning into American heritage. • Highlighted commitment to scratch-cooked food made with care with ‘Our Country Friends’ series on social media. • Developed marketing, advertising, and promotional campaigns around launch of Holiday menu.

Disciplined and Balanced Approach to Capital Allocation Strategically investing capital to support growth initiatives and position Cracker Barrel for future success. Maintaining a strong balance sheet, reducing net debt while sustaining ample liquidity to support the execution of our plan initiatives. Authorized a new $100M share repurchase program and maintaining quarterly dividend. Source: Public filings and company website as of November 2025. 27

Mr. Biglari has a long history of disruptive, failed campaigns at Cracker Barrel and we believe he is continuing to make false and misleading statements to prolong distraction, further disrupt the business, and advance his own interests. 4 28 28

29 We Believe Mr. Biglari Does Not Have Shareholders’ Best Interests in Mind Mr. Biglari continues to make false and misleading statements using company resources and platforms of a direct competitor he controls — Steak ‘n Shake. These opportunistic antics are not aimed at driving shareholder value; we believe he is attempting to damage the brand and drive more discontent for self-serving motives. We do not believe these are the actions of a shareholder truly concerned with protecting their investment and returning Cracker Barrel to growth. We believe Mr. Biglari is using stunts and attacks to try to disrupt Cracker Barrel’s business instead of looking out for shareholders’ best interests.

Mr. Biglari Continues to Use Highly Questionable Tactics to Attack the Cracker Barrel Brand... 30 Source: Steak ‘n Shake and Maxim on X. Mr. Biglari continues to make false and misleading statements, perpetuating untrue narratives and attacking Cracker Barrel, the Board, and Leadership Team, using social media platforms of companies he controls — Steak ‘n Shake (which is a competitor of Cracker Barrel) and Maxim Magazine.

…and to Attack Cracker Barrel Shareholders 31 Source: Steak ‘n Shake on X.

Mr. Biglari Continues to Perpetuate Distraction While the Board and Leadership Team Work Diligently in the Best Interests of Shareholders 32 Mr. Biglari saw the public reaction to our logo evolution and remodel tests as an opportunity to attack the Company, using a competitor’s social media to further damage Cracker Barrel during a critical time. This is the 8th time he has launched a proxy contest, and shareholders have repeatedly rejected his attempts by wide margins. This time, he has launched a withhold campaign instead of nominating himself to the Board only because Cracker Barrel’s shareholders gave feedback requesting that the Company put protections in place to prevent his continued, near annual proxy contests. Even as Mr. Biglari’s withhold campaign prolongs disruption and distraction that is impacting the share price, he cites the extended impact on the share price to justify his attacks. His stated goal is to unseat the CEO without offering any alternative candidate or plans for the Company, which can only result in further disruption and force the Board’s and Leadership Team’s focus away from regaining the momentum generated in FY 2025.

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 33 Myth: Mr. Biglari's Misguided Narrative1 The Facts2 Cracker Barrel is abandoning its plan. Our Board and Leadership Team have stated publicly that we remain focused on executing the elements of our plan we know have worked to deliver improved sales, profitability, and guest loyalty. Cracker Barrel’s plan is not working. Cracker Barrel’s plan delivered strong results before the outsized public response to the logo change and remodels – including five straight quarters of positive comparable store restaurant sales growth and increases in GAAP net income and adjusted EBITDA3 in FY 2025. We are working with urgency to return to the momentum we generated in FY 2025. In contrast, Mr. Biglari is affirmatively trying to undermine these efforts. Cracker Barrel is out of touch with customers. Before launching the plan, we conducted extensive consumer research, including a consumer segmentation study designed to better understand behaviors, spending patterns, and demographics of full-service restaurant diners. We saw how Cracker Barrel has a strong affinity with consumers and the powerful emotional connection our guests have to the brand. We are continuing to listen to, and deepen the connection with our guests, including through the recent launch of “Front Porc h Feedback”. 1. Steak ‘n Shake on X, Definitive Proxy Statement filed by Biglari Corp. on October 8, 2025, and investor presentation filed by Biglari Corp. on November 3, 2025. 2. Public filings and company website as of November 2025. 3. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 34 Myth: Mr. Biglari's Misguided Narrative1 The Facts2 Cracker Barrel attempted to rebrand the Company into management’s own personal values rather than respect its customers’ values. There were no ideological intentions behind the change to our logo or restaurant remodels. Our intention behind evolving our logo was to make it simpler, digitally-native, easier to print and embroider on merchandise, and easier to read on billboards. Our intention with the remodels was to take a test and learn approach with new elements such as paint, flooring, lighting, seating, and décor to inform broad improvements across footprint. This has been made clear from the start. "...to ignite growth, we must revitalize the brand. To be clear, this is about refining and enhancing the brand, not reinventing or overhauling it... First, we will remain authentically Cracker Barrel, second we will continue to be rooted in our country heritage and legacy." - Julie Masino, Cracker Barrel CEO, May 16, 2024 Cracker Barrel launched its Transformation Plan in May 2024 in an attempt to make the Company more relevant by reenvisioning its brand. The logo change and our remodels were only two small parts of our overall plan, which is focused on several addressable areas of opportunity to drive improved traffic and profitability: speed, value, food quality, menu, and atmosphere. The plan has five pillars that included refining the brand, enhancing the menu, evolving the store and guest experience, winning in digital and off-premise, and elevating the employee experience. It is not about reenvisioning Cracker Barrel’s brand but rather taking a universal approach to enhancing the business across the board. The viability of Cracker Barrel’s plan is undermined by the Company’s guidance for FY 2026. We recognize that the unanticipated public reaction to our evolved logo and remodels has been a major setback for Cracker Barrel and impacted traffic, which is why we reset our expectations for FY 2026. We are implementing the elements of the plan that were working, as well as taking additional steps to return to the momentum generated in FY 2025, including operational initiatives to address feedback and drive better experience, and brand initiatives to celebrate heritage and traditions and invite guests to return. 1. Steak ‘n Shake on X, Definitive Proxy Statement filed by Biglari Corp. on October 8, 2025, investor presentation filed by Biglari Corp. on November 3, 2025, and shareholder letter filed by Biglari Corp. on November 6, 2025. 2. Public filings and company website as of November 2025.

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims

Myth: Mr. Biglari's Misguided Narrative[1]	The Facts[2]
No compensation milestones are related to the strategic Transformation Plan.	Both our annual and long-term incentive programs are based on metrics that tie directly to objectives laid out in our plan. Our 100% at-risk annual incentive plan focuses on near-term performance, encompassing Adjusted EBITDA (60% weighting), which measures our profitability and operating performance, and strategic objectives (40% weighting), which are based on pre-set and objective performance metrics that the Compensation Committee believes directly tie to the achievement of our strategic transformation objectives, including guest experience, operational efficiencies in restaurants and strategic initiatives.
Cracker Barrel spent $31 million of shareholders' money attacking Biglari.	Biglari forced Cracker Barrel to waste shareholder dollars defending the Company from his repeated, baseless claims and attacks.
Mr. Biglari wants Cracker Barrel to succeed.	Mr. Biglari continues to make false and misleading statements using company resources and platforms of a direct competitor he controls – Steak 'n Shake – attempting to damage the brand, prolong instability, and redirect traffic to his own restaurants. These actions stand in stark contrast to Mr. Biglari's claims that he wants Cracker Barrel to succeed.

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1. Steak 'n Shake on X, Definitive Proxy Statement filed by Biglari Corp. on October 8, 2025, investor presentation filed by Biglari Corp. on November 3, 2025, and shareholder letter filed by Biglari Corp. on November 6, 2025.
2. Public filings and company website as of November 2025.

35

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 36 "This set of bylaws is aimed squarely at repeat players," said Ann Lipton, a University of Colorado business law professor. The repeat player in question behind the Cracker Barrel campaigns is Sardar Biglari, chief executive officer and founder of Biglari Holdings and CEO of Steak 'n Shake. He announced his first contest in September 2011. In November 2024, the restaurant chain won its seventh proxy contest agains t the activist. Neither Biglari nor Cracker Barrel responded to requests for comment. "These terms are especially novel and seem to pertain to a specific problem at Cracker Barrel of Biglari running the same proxy contest for several years," said Michael Levin, publisher of The Activist Investor, in an email. "I can't think of another company where something similar has happened," he added. The bylaws include an ineligibility and reimbursement provision. The ineligibility provision prohibits the renomination of a director for a three-year period if the nominee receives less than 20% of the votes, and it bars the nominee for a two-year period if the nominee receives between 20% and 24% of the votes. "This bylaw doesn't say you cannot run proxy fights in the future," said Kai Liekefett, a partner at Sidley Austin. The bylaw, according to Liekefett, is meant to emphasize the importance of having at least a quarter of the shareholders' support. "I think that's only fair," he added. Cracker Barrel Pushes Back Against Serial Activist Myth: Mr. Biglari's Misguided Narrative1 The Facts2 The Board’s proposed amendments to the Company’s bylaws are aimed at making it increasingly difficult for shareholders to hold the Board and management accountable to repeated failures. To protect shareholder interests, Cracker Barrel took unprecedented steps in response to Mr. Biglari’s unprecedented actions. These protections only come into play in the most extreme cases of serial abuse of the proxy system, like Mr. Biglari has uniquely pursued against the Company for the last fifteen years. These commonsense protections were adopted in direct response to feedback from shareholders, who were understandably frustrated that a single unsupported shareholder could repeatedly inflict significant costs and distractions on the Company time and time again at little cost to him. They should not impact shareholders’ bona fide ability to nominate and vote for directors. 1. Investor presentation filed by Biglari Corp. on November 3, 2025. 2. Public filings and company website as of November 2025.

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 1. Investor presentation filed by Biglari Corp. on November 3, 2025 and shareholder letter filed by Biglari Corp. on November 6, 2025. 2. Company earnings call of September 18, 2025, public filings and company website as of November 2025 Myth: Mr. Biglari's Misguided Narrative1 The Facts2 The Company invested $700M in a ‘remodel plan’. The Company gave a range of $600-700M over three years for an overall capital investment plan, which included: • Baseline Capex of $125M per year • Essential upkeep and routine maintenance– necessary investments to keep our restaurants welcoming and comfortable; and • Strategic investments in technology and our loyalty program. As part of the overall capital investment plan, the Company invested $23M on remodels over two years. Maintenance spend appears excessive. Our maintenance spend of $105M in FY 2025 was consistent with our run-rate spend over the past 5 years. This level of maintenance capital included necessary investments for required maintenance and repairs that had been deferred due to the Covid-19 pandemic. $5M per unit spent on modern designed stores. We spent $23M on 62 remodels over two years, including the 4 more modern designs. This equates to ~$370K per store, far from the $5M Biglari is claiming we spent per unit. Extrapolating to 660 units, the remodel would have cost $245M. Our plan was never to remodel all of our stores, and our remodel program was always intended to be test and learn. We are continuing to leverage 58 of the remodeled stores to provide valuable insights. 37

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 1. Investor presentation filed by Biglari Corp. on November 3, 2025. 38 2. Public filings and company website as of November 2025. Myth: Mr. Biglari's Misguided Narrative1 The Facts2 Raising prices has affected Cracker Barrel’s value proposition. Our value score has increased 2.3% year-over-year in FY 2025, even as we have implemented our strategic pricing optimization initiative, which has allowed us to successfully take 5.3% pricing in FY 2025 with strong flowthrough. 77.8% 78.4% 79.1% 79.8% 79.6% 76% 78% 80% 4Q24 1Q25 2Q25 3Q25 4Q25 Value Score

Setting The Record Straight: Correcting Mr. Biglari's False and Misleading Claims 39 Myth: Mr. Biglari's Misguided Narrative1 The Facts2 The plan has caused further deterioration in guest traffic trends. Prior to the challenges we experienced in August around two of our brand initiatives, data shows Cracker Barrel’s positive momentum in improving guest traffic, including producing the first positive dinner traffic in three years in Q4 2025. While we anticipated some degree of push back from a subset of our guests to the evolution of our logo and some elements of our remodels, we could not anticipate the amplification of false assertions around these initiatives. We listened to our guests, reverted to our ‘Old Timer’ logo and paused remodels, but we recognize that this situation has been a major setback for Cracker Barrel. Now we are focused on moving forward, leveraging the many elements of our plan that have been working and implementing additional initiatives designed to reinvite guests into our stores and restore the momentum generated in FY 2025. 1. Investor presentation filed by Biglari Corp. on November 3, 2025. 2. Public filings and company website as of November 2025.

The Cracker Barrel Board is addressing shareholder feedback to protect the Company from costly abuse of the proxy system while maintaining the highest standards of corporate governance. 5 40

Mr. Biglari is Now Forcing His Eighth Proxy Fight in 15 Years

Our Shareholders Asked us to Address this Serial Abuse

2011

DECEMBER 2011

Mr. Biglari's proxy fight for one Board seat was unsuccessful

Unaffiliated Support for Mr. Biglari: 26.2%

BIGLARI LOSS

2012

NOVEMBER 2012

ISS and Glass Lewis recommended rejecting Mr. Biglari's nominees – one of which was Mr. Biglari himself

All management nominees were elected

Unaffiliated Support for Mr. Biglari: 9.9%

BIGLARI LOSS

2013–2014

NOVEMBER – DECEMBER 2013

Shareholders voted in favor of all CBRL nominees

Unaffiliated Support for Mr. Biglari: 8.0%

BIGLARI LOSS

APRIL 2014

ISS and Glass Lewis recommended shareholders ignore Mr. Biglari's push for a sale of CBRL

Mr. Biglari's proposals were voted down

Unaffiliated Support for Mr. Biglari: 6.8%

BIGLARI LOSS

2015–2016

OCTOBER – NOVEMBER 2015

Mr. Biglari opposed CBRL's proposal to adopt a poison pill

Shareholders approved the poison pill

BIGLARI LOSS

NOVEMBER 2016

Despite Mr. Biglari withholding votes for directors, all CBRL directors were re-elected

2020–2021

NOVEMBER 2020

Mr. Biglari nominated one director, and after ISS and Glass Lewis recommended against him – shareholders re-elected CBRL directors

Unaffiliated Support for Mr. Biglari: 2.5%

BIGLARI LOSS

DECEMBER 2021

Mr. Biglari sent a letter to shareholders, pushing CBRL to target a near 100% dividend payout ratio

2022

JUNE 2022

Mr. Biglari sent a follow up letter nominating two directors and pushing to replace CEO Sandy Cochran

SEPTEMBER 2022

CBRL settled with Mr. Biglari and agreed to appoint one of Mr. Biglari's director nominees, Jody Bilney

2024

NOVEMBER 2024

Mr. Biglari nominated three directors. CBRL recommended one – Michael Goodwin – given his strong qualifications and skillset

Shareholders voted in favor of all CBRL recommended nominees

Unaffiliated Support for Mr. Biglari: 7.6%

BIGLARI LOSS

Mr. Biglari's previous campaigns that went to a vote were soundly rejected by shareholders by overwhelming margins.

41

In Response to Shareholder Feedback, Our Board Modified Our Bylaws to Protect Shareholders' Ability to Effect Meaningful Change, While Also Protecting Them from Serial Abuse 42 Majority Voting Standard • We adopted a majority voting standard in uncontested elections. • Directors failing to receive a majority of the votes cast are required to tender resignation. Restriction On Resubmission Of Unsuccessful Nominees • Any nominee – whether by a shareholder or the Company – who fails to receive the favorable vote of at least 25% or 20% of the votes cast in an election of directors may not be renominated for two or three years, respectively. Proxy Access • Shareholders who have owned at least 3% of shares continuously for three years may nominate and include a defined number of director nominees in the Company’s proxy materials. Mutual Reimbursement Requirement • A shareholder who runs two proxy contests within a five-year period must agree to reimburse the company up to $5M in connection with the second contest if none of the shareholder's nominees receives the favorable vote of at least 25% of the votes cast. • Conversely, the Company will reimburse such a shareholder up to $5M if any of the shareholder's nominees in the second contest is actually elected to the Board. RATIONALE: Requires both a shareholder and the Company to have meaningful "skin in the game" before engaging in multiple contests that prove to be one-sided. RATIONALE: Requires nominees who are resoundingly rejected by shareholders to "sit on the sidelines" for a reasonable period of time before they can be renominated.

The Cracker Barrel Board is highly qualified, engaged, and committed to serving the best interests of ALL shareholders. 6 43

44 Our Board is Active and Engaged Setting Cracker Barrel Up for Success Board is actively involved in: • Overseeing plan to return Cracker Barrel to growth, profitability, and value creation; • Effectively challenging management; and • Protecting the interests of all shareholders. Overseeing Our Plan Board is: • Highly engaged, meets regularly, and is actively involved in overseeing successful execution of strategy; and • Overseeing initiatives designed to mitigate challenges and return the Company to the momentum and positive trajectory of FY 2025. Enacting Strong Risk Oversight All Directors are: • Involved in comprehensive approach to risk management, with committees focused on key risks; and • Committed to being effective stewards of capital and acting in the best interest of all shareholders.

Our Directors Have Highly Relevant Skills and Experience to Continue Overseeing Our Strategy

[Restaurant icon] = Restaurant / Food Experience ★ = Added Since 2020 [Gold box] = Originally nominated by Mr. Biglari



Julie Masino ★ [Restaurant]
President and CEO

President and CEO since 2023
Former President of Taco Bell International
Committees: E
Restaurant & Strategy Expert



Carl Berquist
Independent Director, Board Chair

Independent Director since 2019
Former EVP and CFO of Marriott International
Committees: A, E*, NCG
Finance & Hospitality Expert



Jody Bilney ★ [Restaurant] [Originally nominated by Mr. Biglari]
Independent Director

Independent Director since 2022
Former Chief Consumer Officer of Humana, Inc. and Chief Marketing Officer of Bloomin' Brands
Committees: A, E, NCG*
Restaurant & Marketing Expert



Steve Bramlage ★ [Restaurant]
Independent Director

Independent Director since 2025
CFO of Casey's General Stores
Former CFO of Aramark
Committees: A, PR
Finance & Retail Expert



Gilbert Dávila ★ [Restaurant]
Independent Director

Independent Director since 2020
President and CEO of DMI Consulting
Committees: C*, E, PR
Marketing & Strategy Expert



John Garratt ★ [Restaurant]
Independent Director

Independent Director since 2023
Former President and CFO of Dollar General Corporation
Former senior finance executive at Yum Brands
Committees: A*, C, E
Finance, Retail, & Restaurant Expert



Michael Goodwin ★ [Originally nominated by Mr. Biglari]
Independent Director

Independent Director since 2024
Former CTO of PetSmart
Committees: A, NCG
Information Technology & Retail Expert



Cheryl Henry ★ [Restaurant]
Independent Director

Independent Director since 2024
Former President, CEO and Chair of Ruth's Hospitality Group
Committees: C, PR
Restaurant & Strategy Expert



Gisel Ruiz ★ [Restaurant]
Independent Director

Independent Director since 2020
Former COO and EVP of Sam's Club
Committees: A, NCG
Retail & Operations Expert



Darryl "Chip" Wade ★ [Restaurant]
Independent Director

Independent Director since 2021
CEO and Former President of Union Square Hospitality Group
Committees: C, E, PR*
Restaurant & Operations Expert

A = Audit Committee C = Compensation Committee E = Executive Committee PR = Public Responsibility Committee NCG = Nominating and Corporate Governance Committee * = Committee Chair

45

We Have Consistently Refreshed Our Board to Meet the Demands of the Evolving Restaurant Industry

Appointed in...

☐ = Originally nominated by Mr. Biglari

2019



Carl Berquist

Independent Chairman of the Board

- Finance & Accounting
- Senior Leadership
- Operations & Strategy
- Hospitality
- Public Company Board

2020



Gilbert Dávila

- Senior Leadership
- Branding & Marketing
- Strategic Planning
- Consumer Products & Retail



Gisel Ruiz

- Senior Leadership
- Operations & Strategy
- Human Resources
- Food & Retail
- Public Company Board

2021



Darryl "Chip" Wade

- Senior Leadership
- Operations & Strategy
- Restaurant & Hospitality
- Digital Growth & Brand Loyalty

2022

Appointed in settlement with Mr. Biglari, given strong qualifications and skillset



Jody Bilney

- Marketing & Strategy
- Digital & Consumer
- Restaurant & Hospitality
- Brand Transformation

2023



John Garratt

- Finance & Accounting
- Restaurant & Hospitality
- Strategic Planning
- Consumer Products
- Public Company Board

2024



Cheryl Henry

- Senior Leadership
- Restaurant & Hospitality
- Operations & Strategy
- Marketing & Branding
- Public Company Board

Originally nominated by Mr. Biglari, appointed given strong qualifications and skillset



Michael Goodwin

- Senior Leadership
- Information Technology & Cybersecurity
- Retail & Consumer Brands
- Public Company Board

2025



Steve Bramlage

- Senior Leadership
- Finance & Accounting
- Strategic Planning
- Data & Analytics

All nine of our independent directors were appointed since 2019 and bring relevant restaurant and food experience to the boardroom, in addition to unique skills in marketing, technology, finance, and executive leadership, to understand today's consumer.

46

Ms. Masino’s departure would destabilize Cracker Barrel and risk our ability to regain the momentum we generated in FY 2025. If Ms. Masino is not re-elected to the Board of Directors, due to her employment agreement terms, it would likely trigger her separation from the Company as CEO and force the Board to undertake a search for a new CEO during a critical time for the business. Removal of Critical Leadership Would Set the Company Back Years, Destabilize the Business, and Delay our Return to the Momentum of FY 2025 47 ✓ Cracker Barrel President and CEO since 2023 and architect of plan that has driven improvements in traffic, sales, and margin performance since implemented. ✓ Brings 25+ years of experience driving innovation and growth for globally loved and recognized restaurant and retail brands. ✓ As President of International of Taco Bell, she led the expansion of the division to over 1,000 restaurants in 32 countries. ✓ Previously, as North America President of Taco Bell, she delivered eight consecutive quarters of positive comp growth while launching culinary, technology, and business model innovations. ✓ Previously served in various leadership roles at Starbucks, Mattel, and as CEO of Sprinkles Cupcakes. President and CEO since November 2023 Former President of Taco Bell International Committees: Executive Restaurant & Strategy Expert Julie Masino President and CEO

It Is Important We Maintain Stability During This Critical Time: We Need ALL Of The Highly-Qualified Directors on Our Board 48 Cracker Barrel’s other Board members are united in the strong belief that Mr. Dávila is an invaluable member of the Board and important to the continued successful oversight of our strategy. ✓ Independent Cracker Barrel director since 2020, and currently serves as Chair of the Compensation committee. ✓ Has overseen thoughtful compensation program, aligned with operational and financial goals, as well as shareholder feedback. ✓ Brings 30+ years of experience as a marketing executive, with expertise in market segmentation, data management and digital marketing. ✓ With valuable consumer, marketing and brand management experience from Fortune 500 companies like Procter & Gamble, Coca-Cola USA, and The Walt Disney Company, he has made significant contributions to our Board and the oversight of our strategy. Gilbert Dávila Independent Director Independent Director since November 2020 President and CEO of DMI Consulting Committees: C*, E, PR Marketing & Strategy Expert A = Audit Committee C = Compensation Committee E = Executive Committee PR = Public Responsibility Committee NCG = Nominating and Corporate Governance Committee * = Committee Chair

Executive Compensation Program Incentivizes Sustainable, Long-Term Shareholder Value Creation

FY 2025 CEO Pay Mix


Not At-Risk:
Base Salary
17%
83%
Variable
Pay
83%
At-Risk: Annual Bonus
and Long-Term Incentives

Short-Term Incentive Plan Tied to Growth Initiatives

Adjusted EBITDA **| 60%**

Strategic objectives **| 40%**
(focused on human capital management, guest experience, restaurant operations, retail, health & safety, IT/cyber, and strategic initiatives)

FY 2025 Compensation Program Highlights

To better align Ms. Masino's interests with those of our shareholders and account for the unanticipated impacts of rebranding initiatives on sales and internal forecasts, the Committee modified Ms. Masino's FY 2025 annual bonus payout to be paid:

- 50% in cash (prior 100% cash payout)
- 50% in restricted stock, with ~12-month vesting period

Long-Term Incentives Instill Accountability to Shareholders

PSUs | 50% | 3Y cliff

- Adjusted EPS | 75%
- Store Traffic Growth | 25%

Stock Options | 25% | 3Y ratable

RSUs | 25% | 3Y ratable

Mandatory one-year post-vest holding requirement for performance and time-based equity awards

The Compensation Committee determined **that Adjusted EPS and Quarterly Store Traffic were more meaningful LTI metrics**, aligned with promoting long-term value creation for our shareholders:

- ✓ Accounts for shareholder feedback
- ✓ Adjusted EPS includes the impact of capital investments
- ✓ Improving store traffic is critical to the Company's long-term success

Best-in-Class Practices

- ✓ Committed to pay-for-performance compensation
- ✓ Target opportunities are reasonable and market-aligned
- ✓ Significant ratio of target pay allocated to at-risk, long-term incentives
- ✓ Performance plans reflect rigorous metrics aligned with strategic priorities
- ✓ Stock ownership and retention guidelines for executives
- ✓ Double-trigger vesting for equity acceleration

49

Equity Compensation and 2020 Omnibus Incentive Plan Amendment Critical to Talent Incentivization and Retention Strategy 50 Purpose of the Equity Incentive Plan EQUITY GRANT PRACTICES – AT-A-GLANCE 1,325,000 share request increase 1.2% 3-year average burn rate (FY23-25) Broad-Based Eligibility 2010 last time share increase was requested 9.45% full-dilution associated with new share request1 10 years expected duration of amendment 1. As of August 1, 2025, conservative estimate assumes maximum payout for performance-based awards. Strong Governance Practices for Equity Compensation No repricing of stock options or SARs Awards are subject to clawback No dividends on unvested awards, stock options, or SARs No evergreen provision Post-vest 12-month holding requirement, with a 5% carve-out Individual limits on number of awards to non-employee directors Minimum exercise price is equivalent to fair market on the grant date, except certain substitute awards No liberal Change of Control definition Responsible Equity Use Support Talent Programs Align Employee Interests with Shareholders • First new share request proposal since 2010, driven mainly by replacing cash awards with equity awards to non-executive officers. • No changes to the governance provisions since the 2020 Omnibus Incentive Plan terms were most recently approved in 2020 (without a new share authorization request). • The proposal is limited to a new share request and extension of the Plan term by 10 years. • Equity incentives retain and motivate industry leading talent and support competitive, market-aligned compensation program. • Stock awards create ‘ownership’ mindset across the organization. • In 2024, expanded use of equity incentives beyond executive officer level to foster alignment with shareholder interests and preserve cash resources for strategic initiatives.

Cracker Barrel's Board and Leadership Team are committed to delivering long-term value for shareholders by listening to our guests, honoring our American heritage, and advancing our plan that has delivered results. 51

Cracker Barrel’s Board of Directors unanimously recommends a vote "FOR" each of the Board’s 10 recommended nominees on the WHITE proxy card: Cracker Barrel's Board is Overseeing the Execution of Our Plan to Return to Growth and Enhance Shareholder Value 52 The plan delivered strong results in FY 2025: • Achieved numerous wins across the five pillars of our multi-year plan; and • Delivered five consecutive quarters of positive comparable store restaurant sales growth and increases in GAAP net income and adjusted EBITDA1. We are working with urgency to return to the momentum we generated in FY 2025. In contrast, Biglari is affirmatively trying to undermine these efforts. Ms. Masino, Mr. Dávila, and the rest of our Board have critical expertise that is needed to oversee our plan, restore the progress we’ve seen, and support the Company going forward. Carl Berquist Jody Bilney Gilbert Dávila John Garratt Michael Goodwin Cheryl Henry Steve Bramlage Julie Masino Gisel Ruiz Darryl "Chip" Wade We urge you to reject Mr. Biglari’s latest disruptive campaign and support the Cracker Barrel Board as it gets back to its plan to deliver growth and value creation. Source: Public filings and company website as of November 2025. 1. Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, please refer to the Non-GAAP Reconciliations section of this presentation.

APPENDIX 53

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results (Unaudited and in thousands) 54 EBITDA/Adjusted EBITDA In the accompanying communication and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA, as well as the impact of the 53rd week to fourth quarter fiscal 2024. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) the proxy contest in connection with the Company’s 2024 annual meeting of shareholders, (iv) goodwill impairment charges, (v) expenses related to the Company’s CEO transition, (vi) expenses associated with the Company’s strategic transformation initiative, (vii) a corporate restructuring charge, (viii) an employee benefits policy change, and (ix) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due June 2026. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) and presenting the 53rd week impact of these items provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP. Twelve Months Ended 8/1/25 Margin Revenue $3,483,684 100.0% GAAP Net income 46,379 1.3 (+) Depreciation & amortization 122,238 3.5 (+) Interest expense 20,489 0.6 (+) Tax expense (tax benefit) (8,653) (0.2) EBITDA $180,453 5.2% Adjustments (+) Share-based compensation, net 11,742 0.3 (+) Strategic transformation initiative expenses 7,263 0.2 (+) Impairment and store closing costs 19,772 0.6 (+) Proxy contest expenses 8,220 0.2 (-) Gain on extinguishment of debt (3,186) (0.1) Adjusted EBITDA $224,264 6.4% Twelve Months Ended 8/2/24 Margin 53rd Week Impact Revenue $3,470,762 100.0% $62,800 GAAP Net income 40,930 1.2 5,498 (+) Depreciation & amortization 111,746 3.2 0 (+) Interest expense 20,933 0.6 402 (+) Tax expense (tax benefit) (16,744) (0.5) (119) EBITDA $156,865 4.5% $5,781 Adjustments (+) Share-based compensation, net 5,584 0.2 0 (+) Strategic transformation initiative expenses 16,603 0.5 0 (+) Impairment and store closing costs 22,942 0.7 0 (+) Goodwill impairment 4,690 0.1 0 (+) CEO transition expenses 8,574 0.2 0 (+) Corporate restructuring charge 1,643 0.0 0 (-) Employee benefit adjustment (5,284) (0.2) 0 Adjusted EBITDA $211,617 6.1% $5,781

On November 10, 2025, the Company updated the Campaign Website. A copy of the updated website content (other than that previously filed or filed herewith) can be found below.

PRESENTATIONS Investor Presentation - November 10, 2025 DOWNLOAD PDF

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Forward-Looking Statements

Except for specific historical information, certain of the matters discussed in this filing may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

The Company believes the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on the Company’s business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain, or the effects of plans intended to improve, operational or marketing execution and performance, including the Company’s multi-year strategic plan; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue the Company’s operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance the Company’s indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its environmental, social and governance initiatives; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”), and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information and Where to Find It

On October 7, 2025, Cracker Barrel filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and an accompanying WHITE proxy card in connection with the solicitation of proxies for the 2025 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents filed with the SEC by Cracker Barrel for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

Participants

Cracker Barrel, its directors and its executive officers will be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in Cracker Barrel's securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Forms 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Forms 5 filed with the SEC. Copies of these documents are or will be available at no charge and may be obtained as described in the preceding paragraph.